UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013 (December 10, 2013)

CUBESMART

CUBESMART, L.P.

(Exact Name Of Registrant As Specified In Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54662	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087

(Address of Principal Executive Offices)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On December 10, 2013, CubeSmart (the “Company”) and CubeSmart, L.P. (the “Operating Partnership”) executed and delivered an underwriting agreement (the “Underwriting Agreement”), by and among the Company, the Operating Partnership, Wells Fargo Securities, LLC, Jefferies LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in Exhibit A thereto (the “Underwriters”), relating to the public offering by the Operating Partnership of $250.0 million aggregate principal amount of the Operating Partnership’s 4.375% senior notes due 2023 (the “Notes”). The Company has fully and unconditionally guaranteed the payment of principal, the make-whole premium, if any, and interest on the Notes (the “Guarantee”). The offering and sale of the Notes and related Guarantee are expected to be completed on December 17, 2013. Under the terms of the Underwriting Agreement, the Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute payments that the Underwriters may be required to make because of any of those liabilities. The Underwriting Agreement contains customary representations and covenants. The offer and sale of the Notes and related Guarantee were registered with the Securities and Exchange Commission (the “Commission”) pursuant to a registration statement on Form S-3 (File No. 333-176885) (as the same may be amended and/or supplemented, the “Registration Statement”), under the Securities Act.

The Notes and the Guarantee will be issued pursuant to a base indenture dated as of September 16, 2011, between the Company, the Operating Partnership and U.S. Bank National Association as trustee, as supplemented by a first supplemental indenture dated as of June 26, 2012, and a second supplemental indenture expected to be dated as of December 17, 2013. The Operating Partnership intends to use the net proceeds of this offering to repay all of the outstanding indebtedness under the unsecured term loan portion of the Company’s credit facility maturing in 2014, and the balance of the net proceeds to repay a portion of the outstanding indebtedness incurred under the revolving portion of the Company’s credit facility in connection with the financing of the Acquisition (as defined below).  Affiliates of the Underwriters act as lenders and/or agents under the Company’s credit facility and amended term loan facility, and those affiliates therefore may receive a portion of the proceeds from the offering of the Notes and related Guarantee through the repayment of those borrowings.

The foregoing is not a complete discussion of the Underwriting Agreement and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 10, 2013, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01 Other Information

As previously disclosed in our Current Report on Forms 8-K filed on November 1, 2013 and December 10, 2013, on October 28, 2013, we entered into (i) a purchase agreement with certain entities affiliated with GRDM Lion Management, LLC and Lion Value Fund, L.P. to acquire 29 self-storage facilities located in Houston and Austin, Texas, and one self-storage facility located in Charlotte, North Carolina, along with related real and personal property, and (ii) a purchase and sale agreement with certain entities affiliated with GJR Investment Management, Inc. to acquire six self-storage facilities located in Houston, Texas, along with related real and personal property (collectively, the “Acquisition”).  The self-storage facilities acquired in the Acquisition (collectively, the “New Facilities”) contain an aggregate of approximately 2.1 million rentable square feet, and the aggregate purchase price paid for the New Facilities was approximately $326.2 million, plus customary closing costs of approximately $0.7 million.

On December 10, 2013, we completed the acquisition of the New Facilities.  We completed the acquisition of all but one of the New Facilities through a new joint venture (the “Venture”) which we formed with an institutional investor (“JV Partner”) and in which the Operating Partnership and the JV Partner each owns a 50% interest. The remaining facility, located in Houston, Texas, was purchased by the Operating Partnership. The aggregate purchase price for the Acquisition was funded through a combination of approximately $158.2 million in cash contributed by the JV Partner, cash on hand, and approximately $161.0 million in borrowings under the revolving portion of the Company’s credit facility. In addition, $25 million which had been deposited in escrow as earnest money in the Acquisition was released from escrow and applied towards payment of the purchase price.  As described in Item 1.01 above, the Operating Partnership intends to use a portion of the net proceeds from the offering of the Notes to repay a portion of the indebtedness incurred under the revolving portion of the Company’s credit facility in connection with the Acquisition. Copies of the purchase agreements for the acquisition of the New Facilities were previously filed as exhibits to the Company’s Current Report on Form 8-K filed on December 10, 2013.

Item 9.01                                           Financial Statements and Exhibits

Exhibit Number	Description

1.1

Underwriting Agreement, dated December 10, 2013, by and among CubeSmart, CubeSmart, L.P., Wells Fargo Securities, LLC, Jefferies LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of each of the other Underwriters named in Exhibit A thereto.

99.1	Press Release, dated December 10, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: December 11, 2013	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Senior Vice President, Chief Legal
Officer & Secretary

CUBESMART, L.P.

	By:	CubeSmart, its general partner

Date: December 11, 2013	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Senior Vice President, Chief Legal
Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated December 10, 2013, by and among CubeSmart, CubeSmart, L.P., Wells Fargo Securities, LLC, Jefferies LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of each of the other Underwriters named in Exhibit A thereto.

99.1	Press Release, dated December 10, 2013.